                                                                       EXHIBIT 2




                   __________________________________________


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            HORRIGAN AMERICAN, INC.,

                                       and

                                EAB LEASING CORP.


                   __________________________________________





                                 January 2, 1996




                   __________________________________________


                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                                    DEFINITIONS

  1.1    Definitions............................................................................................  2

                                                    ARTICLE II

                                                    THE MERGER

  2.1    Merger of Merger Sub into HAI..........................................................................  4
  2.2    Effect of the Merger...................................................................................  4
  2.3    Effective Time.........................................................................................  4

                                                    ARTICLE III

                                  CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES;
                                    FINAL DETERMINATION OF MERGER CONSIDERATION

  3.1    Conversion of HAI Common Stock.........................................................................  5
  3.2    Dissenting Shareholders................................................................................  7
  3.3    Surrender of Certificates..............................................................................  8
  3.4    Final Determination of Merger Consideration............................................................  8

                                                    ARTICLE IV

                                               SURVIVING CORPORATION

  4.1    Articles of Incorporation.............................................................................. 10
  4.2    Bylaws................................................................................................. 10
  4.3    Directors and Officers................................................................................. 10

                                                     ARTICLE V

                                                   MISCELLANEOUS

  5.1    Shareholders' Representative........................................................................... 11
  5.2    Consummation........................................................................................... 11
  5.3    Amendment and Modification............................................................................. 11
  5.4    Termination............................................................................................ 11
  5.5    Counterparts........................................................................................... 11
  5.6    Governing Law.......................................................................................... 11



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") dated as of January 2, 1996, by and between EAB Leasing Corp., a Pennsylvania corporation formed under the name EAB Brokerage Services, Inc. ("Merger Sub"), and Horrigan American, Inc., a Pennsylvania corporation ("HAI"). Merger Sub and HAI are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   Background

         Merger Sub is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $1.00 per share ("Merger Sub Common Stock"), all of which shares are issued and outstanding as of the date hereof and owned by European American Bank ("Parent").

         HAI is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The authorized capital stock of HAI consists of 10,000,000 shares of Common Stock, par value $1.00 per share ("HAI Common Stock"), and 20,000 shares of preferred stock, par value $100 per share ("Preferred Stock"), of which, as of the date hereof, 3,126,171 shares of HAI Common Stock are issued and outstanding, no shares are held in treasury and no shares of Preferred Stock are outstanding.

         The parties hereto are entering into this Agreement in order to set forth the terms and conditions of the proposed merger of Merger Sub with and into HAI (the "Merger"), the mode of carrying the same into effect, the manner of converting the outstanding shares of HAI Common Stock and Merger Sub Common Stock and related matters. The parties hereto have executed and delivered an Acquisition Agreement dated as of the date hereof (the "Acquisition Agreement"), setting forth certain representations, warranties, conditions, covenants and agreements with respect to the Merger and related transactions.

         The respective Boards of Directors of Merger Sub and HAI and the respective holders of Merger Sub Common Stock and HAI Common Stock (such holders being the holders of the only class of stock of Merger Sub and HAI entitled to vote), by resolutions duly adopted, have approved and adopted this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Acquisition Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, agree as follows intending to be legally bound.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement. As used herein, the following terms shall have the following meanings:

         "Acquisition Agreement" has the meaning specified in the Background section.

         "Additional Contingent Merger Consideration" has the meaning set forth in Section 3.1(a).

         "Adjusted Closing Balance Sheet" has the meaning specified in Section 3.4(a).

         "Adjusted Closing Statement" has the meaning specified in Section
3.4(a).

         "Adjusted Price Adjustment Schedule" has the meaning specified in
Section 3.4.

         "Agreed-Upon Procedures" has the meaning specified in Exhibit A.

         "ARE" means American Real Estate Investment and Development Co., a Pennsylvania corporation.

         "Closing Date" means the date on which the Effective Time occurs.

         "Closing Payment" means $45,604,287.

         "Dissenting Shareholders" has the meaning specified in Section 3.2(a).

         "Dissenting Shares" has the meaning specified in Section 3.2(a).

         "Effective Time" has the meaning specified in Section 2.3.

         "Final Closing Balance Sheet" has the meaning specified in Section 3.4(c).

         "Final Closing Statement" has the meaning specified in Section 3.4(b).

         "HAI Common Stock" has the meaning specified in the Background section.

         "HAI's Auditors" has the meaning specified in Section 3.4(a).

         "Holdback Amount" means $265,000.

         "Merger" has the meaning specified in the Background section.

         "Merger Consideration" means the consolidated shareholders' equity of HAI as of December 31, 1995, adjusted in accordance with the Pro Forma Adjustments and the Price Adjustments, all as reflected on the Final Closing Statement.

         "Merger Sub Common Stock" has the meaning specified in the Background section.

         "Missing Certificates" has the meaning specified in Section 3.3(a).

         "Notice of Objection" has the meaning specified in Section 3.4(b).

         "Parent" has the meaning specified in the Background section.

         "Parent's Auditors" has the meaning specified in Section 3.4(b).

         "Post-Closing Payment" means the amount by which the Merger Consideration exceeds the Closing Payment (which amount shall not exceed the Holdback Amount plus $700,000).

         "Preferred Stock" has the meaning specified in the Background section.

         "Prepayment Fees" has the meaning specified in Section 3.1(a).

         "Price Adjustments" means the adjustments described under the heading "Tentative Price Adjustment Schedule" in the Tentative Closing Statement.

         "Pro Forma Adjustments" means the adjustments described under the heading "Pro Forma Adjustments" in the Tentative Closing Statement, which give effect to the Spin-Off.

         "Shareholders" means the Persons holding shares of HAI Common Stock immediately before the Effective Time.

         "Shareholders' Representative" means the Person acting as such pursuant to Section 5.1.

         "Spin-Off" means the transactions described in Section 4.5 of the Acquisition Agreement.

         "Surviving Corporation" has the meaning specified in Section 2.1.

         "Tentative Closing Balance Sheet" means the estimated balance sheet included in the Tentative Closing Statement.

         "Tentative Closing Statement" means the tentative closing statement attached hereto as Exhibit B, which consists of (i) the Tentative Closing Balance Sheet, (ii) the Pro Forma Adjustments, and (iii) the Tentative Price Adjustment Schedule.

         "Tentative Price Adjustment Schedule" means the schedule included in the Tentative Closing Statement applying the Price Adjustments to the Tentative Closing Balance Sheet, after application of the Pro Forma Adjustments, to arrive at the estimated Merger Consideration.


                                   ARTICLE II

                                   THE MERGER

         2.1 Merger of Merger Sub into HAI. In accordance with the provisions of this Agreement, the Acquisition Agreement and the Pennsylvania Business Corporation Law of 1988 ("PBCL") at the Effective Time, Merger Sub shall be merged with and into HAI, which shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). After the Effective Time, the Surviving Corporation shall continue its corporate existence as a Pennsylvania corporation. At the Effective Time, the separate existence of Merger Sub shall cease.

         2.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the PBCL. Without limiting the generality of the foregoing, and subject thereto and to the Acquisition Agreement, at the Effective Time, except as may be otherwise provided herein, the Surviving Corporation shall succeed, without other transfer, to all property, rights, privileges, powers and franchises of Merger Sub, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation as if the Surviving Corporation had itself incurred them.

         2.3 Effective Time. The Merger shall become effective upon the filing in the Department of State of the Commonwealth of Pennsylvania of properly executed articles of merger as provided in Sections 1921 and 1927 of the PBCL, substantially in the form set forth as Exhibit C attached hereto (the "Effective Time").

                                   ARTICLE III

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES;
                   FINAL DETERMINATION OF MERGER CONSIDERATION

         3.1 Conversion of HAI Common Stock. At the Effective Time, by virtue of the Merger and without further action on the part of Merger Sub, HAI or the holders of shares of HAI Common Stock:

         (a) Each share of HAI Common Stock outstanding immediately prior to the Effective Time (other than those shares held in treasury) shall be converted into the right to receive an amount equal to the Merger Consideration and the Additional Contingent Merger Consideration (as defined below), in each case divided by 3,126,171, which Merger Sub shall pay or cause to be paid as follows (subject to Sections 3.2 and 3.3):

            (i) $500,000 (the "Shareholders' Representative Reserve") shall be paid on the Closing Date to the Shareholders' Representative, by wire transfer of immediately available funds to the Shareholders' Representative's account at a bank within the United States designated by the Shareholders' Representative at least two business days before the Closing Date, to be used (A) to pay any expenses that are not the responsibility of Merger Sub, Parent or HAI under the Acquisition Agreement or this Agreement incurred by him on behalf of the Shareholders in connection with the Merger; provided, however, that to the extent such expenses exceed $50,000 in the aggregate, the Shareholders' Representative shall notify Merger Sub and Parent and prior to incurring any such expenses shall provide Merger Sub and Parent with such information regarding such expenses as Merger Sub or Parent may reasonably request and to the extent such expenses exceed $100,000 in the aggregate, excluding the expenses with respect to the matters set forth in Section 3.4(d) hereof, the Shareholders' Representative will not incur any such expenses as to which Merger Sub or Parent shall reasonably object, (B) to make any payment required under paragraph (v), and (C) after such payments have been made, to distribute any balance to the Shareholders, ratably according to the number of shares of HAI Common Stock held by each immediately before the Effective Time.

            (ii) An amount equal to $545,000 shall be paid on the Closing Date to the Shareholders' Representative (in the manner specified in paragraph
      (i)) for distribution 45 percent to John F. Horrigan, Jr. and 55 percent to Arthur A. Haberberger as compensation to them by the Shareholders for services performed by them on behalf of the Shareholders in effecting the Merger.

            (iii) $50,000 shall be paid on the Closing Date to the Shareholders' Representative (in the manner specified in paragraph (i)) for distribution to such officers of the Acquired Companies and in such amounts as John F.

      Horrigan, Jr. and Arthur A. Haberberger shall determine and notify the Shareholders' Representative at least two business days before the Closing Date as compensation to such officers by the Shareholders for services performed by them on behalf of the Shareholders in effecting the Merger.

            (iv) An amount equal to the Closing Payment less the amount of the Shareholders' Representative Reserve and the amount of the payments to be made pursuant to paragraphs (ii) and (iii) above shall be paid on the Closing Date in cash (as more fully described in Section 3.1(b)), to be divided among the Shareholders ratably according to the number of shares of HAI Common Stock held by each immediately before the Effective Time.

            (v) The Holdback Amount shall, to the extent required, be used to pay the Shareholders the Post-Closing Payment, if any; any such payment made to the Shareholders will be divided among the Shareholders ratably according to the number of shares of HAI Common Stock held by each immediately before the Effective Time. If the Post-Closing Payment is less than the Holdback Amount, Parent shall retain the remainder of the Holdback Amount after distributing the Post-Closing Payment. If the Post-Closing Payment is more than the Holdback Amount, the Surviving Corporation will pay, or cause Parent to pay, the difference to the Shareholders, which will be divided among them ratably according to the number of shares of HAI Common Stock held by each immediately before the Effective Time; provided, however, that the amount in excess of the Holdback Amount payable to the Shareholders pursuant to this sentence shall not be more than $700,000 in the aggregate. If the Merger Consideration as finally determined is less than the Closing Payment, Parent will retain the Holdback Amount, and the Shareholders' Representative will pay the amount of the difference to Parent, solely out of any funds remaining in the Shareholders' Representative Reserve after payment of or provision for expenses described in subclause (A) of paragraph (i). All payments under this paragraph shall be made within five business days after the final determination of the Merger Consideration pursuant to Section 3.4.

            (vi) To the extent that prepayment penalties, fees and premiums (collectively "Prepayment Fees") that relate to prepayment of indebtedness and interest rate hedging obligations of HAI are less than $1,300,000 in the aggregate, holders of shares of HAI Common Stock immediately prior to the Effective Time shall be entitled to receive an amount (the "Additional Contingent Merger Consideration") equal to the product of (A) 0.42 and (B) the difference between (x) $1,300,000 and (y) the aggregate amount of Prepayment Fees, such Additional Contingent Merger Consideration to be divided among the Shareholders ratably according to the number of shares of HAI Common Stock held by each immediately before the Effective Time.

         (b) Merger Sub shall cause each cash payment under Section 3.1(a)(iv),
(v) or (vi) to be made by Parent's cashier's checks payable to each Shareholder, delivered to the Shareholders' Representative for distribution to the Shareholders or, in the case of payments under Section 3.1(a)(iv), at the request of any Shareholder who is to receive $100,000 or more, made in writing at least two business days before the Closing Date, by wire transfer of immediately available funds to such Shareholder's account at a bank within the United States as designated in the written request. At least two business days prior to the Closing Date the Shareholders' Representative shall provide Merger Sub with the names of all Shareholders receiving payment by cashier's checks and the names and wire transfer instructions of all Shareholders receiving payment by wire transfer, in each case together with the number of shares of HAI Common Stock held by each Shareholder.

         (c) Each certificate previously representing any outstanding share of HAI Common Stock that is converted into the right to receive the consideration described in Section 3.1(a) shall represent only the right to the consideration into which such share of HAI Common Stock is converted, and each certificate previously representing any outstanding share of HAI Common Stock that is not so converted as a result of the operation of Section 3.2(a) shall represent only the right to receive any amounts to which such holder may be entitled under subchapter D of chapter 15 of the PBCL or, under the circumstances specified in
Section 3.2(a) hereof, the consideration described in Section 3.1(a).

         (d) Each issued and outstanding share of the Merger Sub Common Stock shall be converted into one share of HAI Common Stock.

         3.2 Dissenting Shareholders.

         (a) Any shares of HAI Common Stock the holder of which has, as of the Effective Time, asserted and preserved, and not effectively withdrawn or otherwise lost, his dissenters' rights pursuant to the PBCL (all such holders, collectively, the "Dissenting Shareholders" and all such shares, the "Dissenting Shares") shall not be converted into the right to receive the consideration described in Section 3.1(a), and the Dissenting Shareholders shall be entitled to payment of the value of the Dissenting Shares in accordance with the provisions of the PBCL; but if, after the Effective Time, any Dissenting Shareholder fails to perfect or otherwise loses any such dissenters' rights pursuant to the PBCL, any such Dissenting Shareholder shall forfeit the right to appraisal of such Dissenting Shares, and to the extent that the PBCL requires such treatment, such Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration described in Section 3.1(a), without any interest unless otherwise required by law.

         (b) HAI shall give prompt notice to Parent with respect to any preservation or assertion of rights under subchapter D of chapter 15 of the PBCL by any holder of HAI Common Stock. HAI shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any rights of any Dissenting Shareholder.

         3.3 Surrender of Certificates.

         (a) At the Effective Time, the Shareholders' Representative shall surrender to Parent certificates that immediately prior to the Effective Time represented the then outstanding shares of HAI Common Stock (other than any share certificates not furnished to the Shareholders' Representative by Shareholders ("Missing Certificates") and other than Dissenting Shares). Merger Sub shall, or shall cause Parent, to mark all certificates delivered pursuant to this Section to indicate their cancellation and shall promptly thereafter deliver the same to the Surviving Corporation for disposal.

         (b) Whether or not a certificate that represented an outstanding share of HAI Common Stock immediately prior to the Effective Time shall have been surrendered to Parent pursuant to this Section, the holder thereof shall have no rights after the Effective Time with respect to such shares of HAI Common Stock, except to (i) receive the consideration provided for in Section 3.1(a) in exchange therefor, or (ii) to perfect the rights to appraisal for such shares which are Dissenting Shares. Notwithstanding Section 3.1(a), Parent shall have the right to withhold the portion of the Closing Payment and the Post-Closing Payment attributable to Dissenting Shares and shares of HAI Common Stock evidenced by Missing Certificates until (i) in the case of Dissenting Shares, payment to a Dissenting Shareholder is required to be made under the PBCL and all conditions to the Dissenting Shareholder's right to receive such payment are satisfied, and (ii) in the case of any Missing Certificate, the Missing Certificate is surrendered to the Surviving Corporation for cancellation.

         (c) The Board of Directors of the Surviving Corporation is empowered to adopt further rules and regulations, not inconsistent with the provisions of this Agreement, regarding the surrender and exchange of certificates representing the issued and outstanding shares of HAI Common Stock immediately prior to the Effective Time.

         3.4 Final Determination of Merger Consideration.

         (a) Promptly, and in any event within 60 days, after the Closing Date, the Surviving Corporation, in conjunction with the Shareholders' Representative, will:

            (i) prepare and deliver to Parent an adjusted closing statement (the "Adjusted Closing Statement"), in substantially the form of the Tentative Closing Statement, consisting of (A) a consolidated balance sheet of HAI as of December 31, 1995 (the "Adjusted Closing Balance Sheet"), (B) the Pro Forma Adjustments, and (C) a schedule (the "Adjusted Price Adjustment Schedule") applying the Price Adjustments to (A) and (B) above to arrive at the adjusted Merger Consideration; and

            (ii) cause KPMG Peat Marwick LLP ("HAI's Auditors") to deliver to Parent and the Shareholders' Representative:

                (A) an opinion of HAI's Auditors, based on an audit conducted in accordance with generally accepted auditing standards, to the effect that the Adjusted Closing Balance Sheet presents fairly, in all material respects, the consolidated financial position of HAI as of December 31, 1995 in accordance with generally accepted accounting principles consistent with the principles applied in connection with the 1994 audited financial statements of HAI, except for the absence of certain notes; and

                (B) a report, prepared in accordance with the American Institute of Certified Public Accountants' Standards for Attestation Engagements Nos. 3 and 4, on the Agreed-Upon Procedures performed by HAI's Auditors on the Pro Forma Adjustments and the Adjusted Price Adjustment Schedule.

         (b) Parent, in consultation with Ernst & Young LLP ("Parent's Auditors") shall review the materials furnished by HAI's Auditors under Section 3.4(a), and in that connection Parent and Parent's Auditors shall have complete access to the work papers of HAI's Auditors supporting the audit performed under
Section 3.4(a) and the Agreed-Upon Procedures, subject to their execution of a letter in form customary for allowing access to such records. Parent shall have ten business days after receipt of the materials described in Section 3.4(a) to give written notice (a "Notice of Objection") to the Shareholder's Representative describing in reasonable detail any objection to the Adjusted Closing Statement. If Parent does not give a Notice of Objection within such period, the Adjusted Closing Statement shall become the "Final Closing Statement" and shall be conclusive for all purposes.

         (c) If Parent gives a Notice of Objection to the Shareholders' Representative within the period specified in Section 3.4(b), Parent and the Shareholders' Representative will cause HAI's Auditors and Parent's Auditors to confer and attempt to resolve any such objections. If any objections stated in a Notice of Objection are not resolved within ten business days after the Notice of Objection is timely given, all unresolved objections shall be submitted to and resolved by a "Big Six" accounting firm (other than HAI's Auditors and Parent's Auditors) reasonably satisfactory to Parent and the Shareholders' Representative. The resolution of all objections (by the parties or by such accounting firm) shall be reflected in a "Final Closing Statement," in substantially the form of the Tentative Closing Statement, consisting of (i) a consolidated balance sheet of HAI as of December 31, 1995 (the "Final Closing

Balance Sheet"), (ii) the Pro Forma Adjustments, and (iii) a schedule applying the Price Adjustments to the Final Closing Balance Sheet, as adjusted by the Pro Forma Adjustments, to arrive at the final Merger Consideration. The Final Closing Statement and the Merger Consideration stated therein shall be conclusive for all purposes.

         (d) The fees and expenses of HAI's Auditors shall be paid by the shareholders of HAI, and the fees and expenses of Parent's Auditors shall be paid by Parent. The fees and expenses of any accounting firm engaged pursuant to
Section 3.4(c) shall be borne equally by Parent and HAI.


                                   ARTICLE IV

                              SURVIVING CORPORATION

         4.1 Articles of Incorporation. The Articles of Incorporation of HAI as in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         4.2 Bylaws. From and after the Effective Time and until amended in the manner provided in the Bylaws of HAI and the PBCL, the Bylaws of HAI in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

         4.3 Directors and Officers.

         (a) The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation after the Effective Time and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law. Immediately after the Effective Time the Board of Directors of the Surviving Corporation shall take all necessary action to appoint John F. Horrigan, Jr. and Arthur A. Haberberger to the Board of Directors of the Surviving Corporation, each to hold office until his successor is duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

         (b) The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation after the Effective Time and shall hold office from the Effective time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Shareholders' Representative. John F. Horrigan, Jr., or in the event of his unavailability to serve, Arthur A. Haberberger, or, in the event of the unavailability of both John F. Horrigan, Jr. and Arthur A. Haberberger to serve, Brian C. Engelhardt, or in the event of the unavailability of all such individuals to serve, a Person selected by the Shareholders who held a majority of the outstanding shares of HAI Common Stock immediately before the Effective Time (the "Shareholders' Representative"), shall as provided herein, act as agent and representative of the Shareholders in connection with (i) the final determination of the Merger Consideration pursuant to Section 3.4, (ii) distributing the Merger Consideration as provided in Article III, and (iii) such other matters as are provided for herein or in the Acquisition Agreement.

         5.2 Consummation. The obligation of each of the parties hereto to effect the Merger shall be subject to all of the terms and conditions to such party's obligations under the Acquisition Agreement.

         5.3 Amendment and Modification. The parties hereto may amend or modify this Agreement in any respect, by action taken or authorized by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of HAI but prior to the Effective Time, but after such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended or modified except in a writing signed on behalf of each party hereto.

         5.4 Termination. This Agreement shall automatically be terminated and the transactions contemplated herein shall automatically be abandoned upon a termination of the Acquisition Agreement.

         5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but which together shall constitute a single agreement.

         5.6 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, without regard to internal conflict of law principles.

         IN WITNESS WHEREOF, each of the Constituent Corporations have caused this Agreement to be executed by their respective officers hereunto duly authorized, all as of the date first above written.

                               EAB LEASING CORP.


                               By: __________________________________
                                   Name: Ira Z. Romoff
                                   Title:Senior Vice President


                               HORRIGAN AMERICAN, INC.


                               By: __________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT A
                                                                to Agreement and
                                                                  Plan of Merger


                             AGREED UPON PROCEDURES


                                   [omitted]

                                                                       EXHIBIT B
                                                                to Agreement and
                                                                  Plan of Merger


                           TENTATIVE CLOSING STATEMENT

TENTATIVE CLOSING BALANCE SHEET

         Estimated consolidated balance sheet of HAI and subsidiaries as of December 31, 1995, prepared in accordance with GAAP consistent with the principles applied in connection with the 1994 audited financial statements of HAI, before giving effect to the Spin-Off

                   HORRIGAN AMERICAN, INC., AND SUBSIDIARIES
                      ESTIMATED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                                   (unaudited)


($ In Thousands)
----------------
ASSETS                                                                CONSOL
                                                                      ------
Cash .............................................................         4,181
Due from subsidiaries/parent .....................................             0
Net investment in finance receivables ............................       167,000
Equity investment in real estate partnerships ....................           281
Equity investment in subsidiary companies ........................             0
Equity investment in Vaughn ......................................           341
Property under operating leases, net .............................        27,570
Property and equipment, net ......................................         1,446
Other assets .....................................................         2,596
Deferred income taxes ............................................         1,435
                                                                        --------
     Total Assets ................................................       204,850
                                                                        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Due to parent/subsidiaries .......................................             0
Short-term borrowings ............................................        30,570
Accounts payable and accrued expenses ............................         8,758
Customer deposits ................................................         1,830
Long-term debt ...................................................             0
     Recourse ....................................................       116,335
     Nonrecourse .................................................        13,051
                                                                        --------
          Total Liabilities ......................................       170,544
                                                                        --------
Minority interest ................................................           322

Stockholders' equity .............................................             0
     Partnership capital .........................................             0
     Common stock ................................................         3,127
     Capital in excess of par value ..............................           141
     Retained earnings ...........................................        30,716
     Less treasury stock .........................................             0
                                                                        --------
          Total Stockholders' Equity .............................        33,984
                                                                        --------
          Total Liabilities and Stockholders' Equity .............       204,850
                                                                        ========

Consolidated shareholders' equity                               $33,984,000

PRO FORMA ADJUSTMENTS

1. Spin off common stock of ARE       $3,485,720

   Less reversal of accumulated
   minority interest losses
   arising from consolidation
   of ARE with HAI                       321,720                  3,164,000
                                      ----------                 ----------
2. Spin off intercompany loans
   of ARE owed to HAI

3. Recognize AEL's after-tax
   gain on sale of equity
   investments in ARE
   Partnership interests                                             91,345
                                                                -----------
                                                                $24,411,345


TENTATIVE PRICE ADJUSTMENT SCHEDULE

Consolidated shareholders' equity after giving
effect to the Pro Forma Adjustments ("Pro Forma
Net Worth")                                                     $24,411,345
                                                                -----------
Adjustments

1. Add back any reduction in the Pro Forma Net
   Worth resulting from any loss booked by HAI on
   account of the distribution of all the
   outstanding capital stock of ARE ("ARE Stock")
   to the HAI shareholders pursuant to the Spin-
   Off; provided, however, that the amount of the
   add-back shall be reduced, but not below zero,
   by the amount of any gain, plus any applicable
   taxes (assuming a combined federal, state and
   local tax rate of 40%) on such gain accrued by
   HAI on account of the distribution of ARE
   Stock to the HAI shareholders pursuant to the
   Spin-Off for which the Surviving Corporation
   is not indemnified by ARE                                         -0-
                                                                ------------
2. Add back any reduction in the Pro Forma Net
   Worth resulting from the distribution of any debt obligations of ARE ("ARE Debt") to the shareholders of HAI pursuant to the Spin-Off;
   provided, however, that the amount of the add-back shall be reduced, but not below zero, by the amount of any gain, plus any applicable taxes (assuming a combined federal, state and local tax rate of 40%) on such gain accrued by

   HAI on account of the distribution of ARE Debt
   to the HAI shareholders pursuant to the Spin-
   Off for which the Surviving Corporation
   is not indemnified by ARE                                      6,500,000
                                                                -----------

3. Add back any reduction in the Pro Forma Net
   Worth resulting from HAI's incurrence of any
   of the expenses (net of any tax benefit,
   assuming a combined federal, state and local
   tax rate of 40%) for legal, accounting and
   other closing costs of HAI, the Rothschild
   fees and the Rothschild out-of-pocket expenses                    -0-
                                                                -----------
4. Add back any reduction in the Pro Forma Net
   Worth resulting from any federal, state and
   local taxes (assuming a combined tax rate of
   40%) for which the Surviving Corporation is
   not indemnified by ARE, accrued by HAI on
   account of the distribution of ARE Stock and
   the ARE Debt to the shareholders of HAI                           -0-
                                                                -----------
Adjusted Pro Forma Net Worth                                    $30,911,345
                                                                ===========

Adjusted Pro Forma Net Worth multiplied by 1.7                  $52,549,287
                                                                -----------

Subtract

1. The principal amount of ARE Debt and any
   accrued interest thereon distributed to the
   HAI shareholders as part of the Spin-Off                       6,500,000
                                                                -----------

2. The amount of federal, state and local taxes
   (assuming a combined tax rate of 40%) incurred
   by HAI (but not indemnified by ARE) on account
   of the distribution of the ARE Stock and the
   ARE Debt to the HAI shareholders                                  -0-
                                                                ------------
3. 20% of (i) the legal, accounting and other
   closing costs incurred by HAI, (ii) the
   Rothschild fees and (iii) the Rothschild out-
   of-pocket expenses accrued by HAI (such amount
   not to exceed  $180,000)                                          180,000
                                                                ------------

4. Prepayment Fees that in the aggregate exceed
   $1,300,000 relating to prepayment of HAI
   debt and interest rate hedging obligations                        -0-
                                                                ------------
5. The excess of (i) expenses accrued to reflect
   repurchases of HAI stock options and of rights
   under Phantom Stock Plan (in excess of
   expenses previously accrued in respect thereof
   in arriving at HAI's consolidated
   shareholders' equity as of December 31, 1995),
   net of tax benefit (assuming a combined
   federal, state and local tax rate of 40%) over
   (ii) $841,471                                                     -0-
                                                                 -----------
6. Expenses other than of the character described
   in items 1 through 5 inclusive, accrued or
   anticipated to be incurred by HAI (net of tax
   benefit, assuming a combined tax rate of 40%)
   in connection with the Merger                                     -0-
                                                                 -----------

Merger Consideration                                             $45,869,287
                                                                 ===========

         APPLICATION OF ESTIMATED MERGER CONSIDERATION PAYABLE AT CLOSING




  Aggregate Estimated Merger Consideration
  Payable at Closing                                      $45,869,287
                                                          -----------

Subtract

1.       Holdback                                             265,000

2.       Shareholders' Representative Reserve                 500,000

3.       Bonuses paid to officers by Shareholders'
         Representative                                       595,000
                                                           ----------

  Net payable to Shareholders at Closing                  $44,509,287

                                                                       EXHIBIT C
                                                                to Agreement and
                                                                  Plan of Merger


                         PENNSYLVANIA ARTICLES OF MERGER

                                   [omitted]